Exhibit 4.1
[Form of Senior/Subordinated Indenture]
PLAYBOY, INC.
as Issuer and
CSC DELAWARE TRUST COMPANY
as Trustee

INDENTURE
Dated as of [__]

i

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	7.10
	(b)	7.10
	(c)	Not Applicable
311	(a)	7.11
	(b)	7.11
	(c)	Not Applicable
312	(a)	2.08
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	Not Applicable
	(b)(2)	7.06
	(c)	7.06
	(d)	7.06
314	(a)	4.02; 4.03
	(b)	Not Applicable
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	11.05
	(f)	Not Applicable
315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	2.11
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	Not Applicable
	(b)	6.07
	(c)	2.14
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.06
318	(a)	11.01
	(b)	Not Applicable
	(c)	11.01
* This Cross-Reference Table is not part of the Indenture.

EXHIBITS

Exhibit A	FORM OF SECURITY

Exhibit B	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS
v

INDENTURE dated as of [__], between PLAYBOY, INC., a Delaware corporation, and CSC DELAWARE TRUST COMPANY, a Delaware trust company, as trustee.
RECITALS
Each of the parties hereto covenants and agrees, for the equal and ratable benefit of the Holders of the securities issued from time to time under this Indenture (the “Securities”), as follows:
ARTICLE ONE.
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01. Definitions.
For all purposes under this Indenture and any supplemental indenture hereto, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any Person, shall mean the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any Registrar, Paying Agent or co-registrar.
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Board of Directors” means the board of directors of the Company, or any authorized committee of the Board of Directors.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate.
“Business Day” means any day other than a Legal Holiday.
“Clearstream” means Clearstream Banking, société anonyme, or any successor thereto.
“Company” means Playboy, Inc., and any and all successors thereto.
“Company Order” means a written order signed in the name of the Company by two Officers, one of whom must be the Company’s principal executive officer, principal financial officer or principal accounting officer and delivered to the Trustee.
“Corporate Trust Office of the Trustee” shall be the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.
“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
“Depositary” means, with respect to any Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to such Securities, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Dollar” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.
“DTC” means The Depository Trust Company or any of its successors.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor thereto.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.
“Global Security” means a Security in the form of a global security as delivered to the Depositary.
“Guarantee” means a guarantee, if any, of all or any part of any Series of Securities pursuant to the terms set forth in any a Board Resolution, a supplemental indenture to this Indenture, or an Officer’s Certificate.
“Guaranteed Series of Securities” means a Series of Securities, the obligations of the Company with respect to which are guaranteed by one or more Guarantors.
“Guarantor” means, with respect to a Guaranteed Series of Securities, each Person, if any, which provides a Guarantee of such Series under this Indenture; provided, however, that upon the release and discharge of any Person from its Guarantee with respect to a Guaranteed Series of Securities in accordance with this Indenture, such Person shall cease to be a Guarantor with respect to such Guaranteed Series of Securities.
“Holder” means a Person in whose name a Security is registered on the Registrar’s books.
“Indenture” means this Indenture, as amended or supplemented from time to time. The term “Indenture” shall also include the terms of a particular Series of Securities established pursuant to Section 2.02 hereof.
“Interest Payment Date,” when used with respect to any Series of Securities, means the date specified in such Securities for the payment of any installment of interest on such Securities.
“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on the amount so payable during the intervening period. If a record date is a Legal Holiday, the record date shall not be affected.
“Maturity,” when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or Clerk, any Assistant Secretary, or any Vice-President of such Person. The term Officer of any Guarantor has a correlative meaning.
“Officer’s Certificate” means a certificate signed on behalf of the Company or a Guarantor by two Officers of the Company or the Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company or the Guarantor, as applicable, that meets the requirements of Sections 11.04 and 11.05 hereof.
“Opinion of Counsel” means an opinion from legal counsel, that meets the requirements of Section 11.04 hereof (which may be subject to customary assumptions and qualifications). The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.
“Original Issue Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02. As used herein, “principal” with respect to an Original Issue Discount Security or any Series thereof, including for purposes of Article Six, means the portion thereby specified in the terms of such Security as then due and payable.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear or Clearstream) as indirect participants.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Redemption Date,” when used with respect to any Security to be redeemed, shall mean the date specified for redemption of such Security in accordance with the terms of such Security and this Indenture.
“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to the terms of such Security and this Indenture (not including accrued and unpaid interest to, but not including, the Redemption Date).
“Regular Record Date,” when used with respect to any Series of Securities, means the date specified in such Securities for the determination of Holders entitled to receive payment of an installment of interest on such Securities on the next succeeding Interest Payment Date.
“Responsible Officer” means, with respect to the Trustee, any vice president, assistant vice president, trust officer, assistant trust officer or any other officer of the Trustee assigned by the Trustee to administer its corporate trust matters and who customarily performs functions similar to those performed by such Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for administration of this Indenture.
“SEC” means the Securities and Exchange Commission.
“Securities” has the meaning assigned to it in the recitals of this Indenture.
“Securities Act” means the Securities Act of 1933, as amended.
“Senior Debt,” when used with respect to the Subordinated Securities of any Series, shall have the meaning established pursuant to clause (x) of Section 2.02 with respect to the Subordinated Securities of such Series.
“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Company created pursuant to Section 2.02 hereof.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
“Special Record Date” for the payment of any Defaulted Interest on the Securities means a date fixed by the Trustee pursuant to Section 2.15 hereof.
“Stated Maturity,” when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the principal amount of such Security is due and payable.
“Subordinated Securities” means Securities that by the terms established pursuant to clause (x) Section 2.02 are subordinated in right of payment to Senior Debt of the Company.
“Subordination Provisions,” when used with respect to the Subordinated Securities of any Series, shall have the meaning established pursuant to clause (x) of Section 2.02 with respect to the Subordinated Securities of such Series.
“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) and the rules and regulations thereunder as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03.
“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.
SECTION 1.02. Other Definitions.

Act	11.06(a)
Covenant Defeasance	8.03
Custodian	6.01(7)
Defaulted Interest	2.15
Event of Default	6.01
Legal Defeasance	8.02
Notice of Default	6.01(3)
Paying Agent	2.06
Registrar	2.06
Surviving Guarantor	5.02(1)
Surviving Person	5.01(a)
Trustee	8.05
SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
“obligor” on the Securities and any Guarantees means the Company and any Guarantors, respectively, and any successor obligor upon the Securities and any Guarantees, respectively.
All other terms used in this Indenture that are defined by the TIA, defined by the TIA’s reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
SECTION 1.04. Rules of Construction. Unless the context otherwise requires:
(1)    a term has the meaning assigned to it;
(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)    “or” is not exclusive;
(4)    words in the singular include the plural, and in the plural include the singular;
(5)    provisions apply to successive events and transactions;
(6)    references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(7)    unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(8)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.
ARTICLE TWO.
THE SECURITIES
SECTION 2.01. Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officer’s Certificate pursuant to Section 2.02 detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02 may provide for the method by which specified terms (including interest rate, Maturity, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters.
The Securities of each Series shall be in substantially the forms set forth in Exhibit A hereto or in such other form (including temporary or permanent global form) as shall be established by or pursuant to a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the Officer executing such Securities as evidenced by his or her execution of such Securities.
Any certificated Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner; provided that such method is permitted by the rules of any securities exchange on which such Securities may be listed, all as determined by the Officer executing such Securities as evidenced by his or her execution of such Securities.
SECTION 2.02. Establishment of Terms of Series of Securities. At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.02(a) and either as to such Securities within the Series or as to the Series generally in the case of the other subsections of this Section 2.02) by a Board Resolution, a supplemental indenture or an Officer’s Certificate pursuant to authority granted under a Board Resolution:
(a)    the title of the Securities of the Series (which shall distinguish the Securities of the Series from Securities of any other Series, except to the extent that additional Securities of an existing Series are being issued);
(b)    any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.09, 2.10, 2.12, 2.13, 3.06 or 9.05 and except for any Securities which, pursuant to Section 2.05, are deemed never to have been authenticated and delivered hereunder);
(c)    the Person to whom any interest on a Security of the Series shall be payable, if other than the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 2.13;
(d)    the date or dates on which the principal of any Securities of the Series is payable;
(e)    the rate or rates at which the Securities of the Series shall bear interest, if any, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

(f)    the place or places where the principal of, premium, if any, and interest on any Securities of the Series shall be payable;
(g)    the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the Series may be redeemed, in whole or in part, at the option of the Company;
(h)    the obligation, if any, of the Company to redeem or purchase any Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
(i)    if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which Securities of such Series shall be issuable;
(j)    whether the amount of payments of principal of, premium, if any, or interest on the Securities of the Series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more interest rate, currency, commodity, equity or other indices), and the manner in which such amounts shall be determined;
(k)    the currency or currencies, including composite currencies, in which payment of the principal of, premium, if any, and interest on any Securities of the Series shall be payable, if other than the currency of the United States of America;
(l)    if the principal of, premium, if any, and interest on the Securities of the Series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies, including composite currencies, other than that or those in which the Securities are stated to be payable, the currency or currencies in which payment of the principal of, premium, if any, and interest on Securities of such Series as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);
(m)    if other than the principal amount thereof, the portion of the principal amount of any Securities of the Series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02;
(n)    if the principal amount payable at the Stated Maturity of any Securities of the Series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);
(o)    any addition to or change in the provisions related to satisfaction and discharge or Covenant Defeasance or Legal Defeasance in Article Eight, or the inapplicability of such Articles or provisions therein to the Securities of such Series;
(p)    if applicable, that any Securities of the Series shall be issuable in whole or in part in the form of one or more temporary or permanent Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Exhibit A and any circumstances in addition to or in lieu of those set forth in Section 2.09 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;
(q)    any addition to or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02;
(r)    any addition to or change in the provisions set forth in Article Four which applies to Securities of the Series;

(s)    if applicable, that the Securities of the Series are convertible into or exchangeable for any securities of any Person (including the Company), the period or periods within which, the price or prices at which and the terms and conditions upon which, and the limitations and restrictions, if any, upon which, any Securities of the Series shall be so convertible or exchangeable, and any additions or changes to this Indenture, if any, to permit or facilitate such conversion or exchange;
(t)    the place or places where any Securities of the Series may be surrendered for registration of transfer, where Securities of the Series may be surrendered for exchange, where Securities of the Series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, and where notices and demands to or upon the Company in respect of the Securities of the Series and this Indenture may be served;
(u)    the form of the Securities of such Series;
(v)    whether the Securities of such Series are to be issued as Original Issue Discount Securities and the amount of discount with which such Securities may be issued;
(w)    the terms of any Guarantee, if any, of the payment of principal, premium, if any, and interest with respect to the Securities of such Series and any changes to the provisions of this Indenture (including provisions relating to seniority or subordination of such Guarantees and the release of such Guarantees) and any additions or changes to this Indenture to permit or facilitate such Guarantees;
(x)    if any Securities of the Series are Subordinated Securities, the terms pursuant to which the Securities of such Series will be made subordinate in right of payment to Senior Debt and the definition of such Senior Debt with respect to such Series (in the absence of an express statement to the effect that the Securities of such Series are subordinate in right of payment to all such Senior Debt, the Securities of such Series shall not be subordinate to Senior Debt and shall not constitute Subordinated Securities); and, in the event that the Securities of such Series are Subordinated Securities, such Board Resolution, supplemental indenture or Officer’s Certificate, as the case may be, establishing the terms of such Series shall expressly state which articles, sections or other provisions thereof constitute the “Subordination Provisions” with respect to the Securities of such Series;
(y)    if any payment or other obligations on Securities of such Series are to be secured by any property, the nature of such security and provisions related thereto;
(z)    any restriction or condition on the transferability of the Securities of such Series;
(aa)    any addition or change in the provisions related to compensation and reimbursement of the Trustee which applies to Securities of such Series;
(bb)    provisions, if any, granting special rights to Holders of Securities of such Series upon the occurrence of specified events;
(cc)    any addition or change in the provisions related to supplemental indentures set forth in Article Nine which applies to Securities of such Series;
(dd)    the percentage of the principal amount at which we will issue the Securities, and, if other than the principal amount of the Securities, the portion of the principal amount of the Securities payable upon Maturity of the Securities;
(ee)    whether such interest will be payable in cash or additional Securities of the same Series or will accrue and increase the aggregate principal amount outstanding of such Series; and
(ff)    any other terms of the Securities of such Series (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of this Indenture with respect to such Series).
If any of the terms of the Securities are established by action taken pursuant to a Board Resolution, a copy of any appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the Securities.

SECTION 2.03. Securities in Global Form. Securities issued as a Global Security shall represent such of the outstanding Securities as specified therein and any such Global Security may provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon or otherwise notated on the books and records of the Registrar and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the aggregate principal amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by the Holder thereof.
Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Permanent Global Securities will be issued in certificated form.
Notwithstanding the provisions of Sections 2.15 or 4.01 hereof or any other provision of this Indenture, payment of principal of and any interest on any Global Security shall be made to the Depositary or its nominee, as the case may be, as the sole registered owner and holder of any Global Security for all purposes under this Indenture.
The Company initially appoints DTC to act as the Depositary for the Securities.
SECTION 2.04. Denominations. Unless otherwise provided as contemplated by Section 2.02 with respect to the Securities of any Series, any Securities of such Series, other than Securities issued in global form (which may be of any denomination), shall be issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
SECTION 2.05. Execution, Authentication, Delivery and Dating. An Officer shall execute the Securities for the Company by manual or facsimile signature in the name and on behalf of the Company. If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.
A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities upon the Trustee’s receipt of the following (upon which the Trustee shall be fully protected in relying, subject to Section 7.02):
(1)    the Board Resolution, supplemental indenture or Officer’s Certificate establishing the terms of the Securities of that Series pursuant to Section 2.02;
(2)    an Officer’s Certificate complying with Sections 11.04 and 11.05 (which may be part of or separate from any Officer’s Certificate pursuant to the preceding clause (1)); and
(3)    an Opinion of Counsel complying with Sections 11.04 and 11.05 stating that such Securities, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other customary assumptions and qualifications.
Notwithstanding the foregoing, the Trustee shall have the right to decline to authenticate and deliver any Security:
(1)    if the Trustee, being advised by counsel, determines that such action may not be lawfully taken; or (2) if the Trustee in good faith determines that such action would expose the Trustee to personal liability to Holders of any outstanding Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate and signature upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. The Trustee’s certificate of authentication shall be in substantially the following form:
This is one of the Securities referred to in the within-mentioned Indenture.

CSC Delaware Trust Company, as Trustee

By:
Authorized Signatory
Each Security shall be dated the date of its authentication.
SECTION 2.06. Registrar and Paying Agent. The Company shall maintain, with respect to the Securities of each Series, an office or agency where the Securities of such Series may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where the Securities of such Series may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities of each Series and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar of a Series of Securities without notice to any Holder. The Company shall notify the Trustee of a Series of Securities in writing of the name and address of any Agent for such Series not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent of a Series of Securities, the Trustee for such Series shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
The Company initially appoints the Trustee to act as the Registrar and Paying Agent for all Securities issued under this Indenture.
SECTION 2.07. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent (other than the Trustee) of a Series of Securities to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of Securities of the applicable Series or the Trustee of the applicable Series all money held by the Paying Agent for the payment of principal of, premium, if any, on or interest on the Securities of such Series, and will notify the Trustee of such Series of any Default by the Company in making any such payment. While any such Default continues, the Trustee of such Series may require a Paying Agent of such Series to pay all money held by it to the Trustee of such Series. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the applicable Series all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.
SECTION 2.08. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of Securities and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Securities and the Company shall otherwise comply with TIA § 312(a).

SECTION 2.09. Registration, Registration of Transfer and Exchange. Upon surrender for registration of transfer of any Securities at an office or agency of the Company designated pursuant to Section 4.07 hereof for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange (other than any exchange of a temporary Security for a permanent Security not involving any change in ownership or any exchange pursuant to Section 2.15, 3.06 or 9.05 hereof, not involving any transfer).
Notwithstanding any other provisions (other than the provisions set forth in the fourth paragraph) of this Section 2.09, a Global Security representing all or a portion of the Securities may not be transferred except as a whole by the Depositary to a nominee of such Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or its nominee to a successor of the Depositary or a nominee of the successor. Any holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book-entry.
Each Global Security is exchangeable for Securities in certificated form only if (i) the Depositary notifies the Company that it is no longer willing or able to act as a depositary for the Global Securities or ceases to be a clearing agency registered under the Exchange Act, and the Company has not appointed a successor depositary within 90 days of that notice or becoming aware that the Depositary is no longer so registered, (ii) an event of default has occurred and is continuing, and the Depositary requests the issuance of certificated Securities, (iii) the Company determines (subject to the Depositary’s procedures) not to have the Securities represented by a Global Security, or (iv) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified in an applicable supplemental indenture. In any such event the Company will issue, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Securities, will authenticate and deliver, Securities in certificated form in exchange for such Global Security. In any such instance, an owner of a beneficial interest in either Global Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such Securities registered in its name. Securities so issued in certificated form will be issued in registered form only, without coupons.
Upon the exchange of a Global Security for Securities in certificated form, such Global Security shall be cancelled by the Trustee. All cancelled Global Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and a certificate of their destruction delivered to the Company upon the Company’s written request. Securities in certificated form issued in exchange for a Global Security pursuant to this Section 2.09 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities as instructed in writing by the Depositary.
At the option of the Holders of certificated Securities, certificated Securities may be exchanged for other certificated Securities of any authorized denomination or denominations of a like aggregate principal amount and tenor, upon surrender of the certificated Securities to be exchanged at such office or agency. Whenever any certificated Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the certificated Securities which the Holder making the exchange is entitled to receive.
All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
Every Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his or her attorney duly authorized in writing.

The Company shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning 15 Business Days before the sending of a notice of redemption of such Securities to be redeemed and ending at the close of business on the day of the sending of the relevant notice of redemption or (ii) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.
SECTION 2.10. Replacement Securities. If any mutilated Security is surrendered to the Trustee or the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a replacement Security if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security (including, with limitation, attorneys’ fees and expenses and disbursements in replacing such Security). In the event any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company may pay such Security instead of issuing a new Security in replacement thereof.
Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.
The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
SECTION 2.11. Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, those paid pursuant to Section 2.10 hereof and those described in this Section 2.11 as not outstanding. Except as set forth in Section 2.12 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security. Subject to the foregoing, in determining whether the Holders of the requisite principal amount of outstanding Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder (including, without limitation, determinations pursuant to Articles Six and Nine hereof), only Securities outstanding at the time of such determination shall be considered in any such determination.
If a Security is replaced pursuant to Section 2.10 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.
If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a Redemption Date or at Maturity, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.
SECTION 2.12. When Securities Disregarded. For purposes of determining whether the Holders of the requisite principal amount of Securities have taken any action under this Indenture, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
SECTION 2.13. Temporary Securities. Until certificates representing Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of a Company Order, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of certificated Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.
Holders of temporary Securities shall be entitled to all of the benefits of this Indenture as permanent Securities.

SECTION 2.14. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Securities according to its normal operating procedures (subject to the record retention requirement of the Exchange Act). The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.
SECTION 2.15. Payment of Interest. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.
If the Company defaults in a payment of interest on the Securities which is payable (“Defaulted Interest”), it shall pay the Defaulted Interest in any lawful manner plus, to the extent lawful, interest payable on the Defaulted Interest, to the Persons who are Holders on a subsequent Special Record Date, in each case at the rate provided in the Securities. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Securities and the date of the proposed payment. The Company shall fix or cause to be fixed each such Special Record Date and payment date, provided that no such Special Record Date shall be less than 10 days prior to the related payment date for such Defaulted Interest. At least 15 days before the Special Record Date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall send or cause to be sent, by first class mail (or, in the case of any Global Securities, electronically through the customary procedures of the Depositary), a notice that states the Special Record Date, the related payment date and the amount of such interest to be paid.
Subject to the foregoing provisions of this Section 2.15 and Section 2.09 hereof, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
SECTION 2.16. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (and subject to Sections 2.09 and 2.15 hereof) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.
None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary’s records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any of the Depositary’s records relating to such beneficial ownership interests.
SECTION 2.17. Computation of Interest. Except as otherwise specified for a Series of Securities, interest on the Securities of each Series shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
SECTION 2.18. CUSIP Numbers. The Company, in issuing the Securities, may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will as promptly as practicable notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE THREE.
REDEMPTION AND PREPAYMENT
SECTION 3.01. Notices to Trustee. The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities, or may covenant to redeem and pay the Series of Securities, or any part thereof, prior to the Stated Maturity thereof at such time and on such terms as provided for in such Series of Securities. If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of such Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee of the paragraph of the Securities and/or Section of this Indenture (or Board Resolution, supplemental indenture or Officer’s Certificate) pursuant to which the redemption shall occur, the Redemption Date and the principal amount of Securities of such Series to be redeemed plus accrued interest, if any, to but not including the Redemption Date and the Redemption Price. The Company shall give such notice to the Trustee at least five days before the Company gives, or requests that the Trustee give, notice of such redemption pursuant to Section 3.03 (or such shorter notice as may be acceptable to the Trustee).
SECTION 3.02. Selection of Securities to be Redeemed. Unless otherwise indicated for a particular Series of Securities by a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02, if less than all of the Securities of a Series are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Securities of such Series to be redeemed or purchased (1) in compliance with the requirements of the principal national securities exchange, if any, on which the Securities of such Series are then listed, and (2) otherwise on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate.
Unless otherwise indicated for a particular Series of Securities by a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02, no Securities of $2,000 of principal amount or less will be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall make the selection from outstanding Securities of a Series not previously called for redemption.
If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount of that Security to be redeemed. A new Security in principal amount equal to the unredeemed portion of the original Security presented for redemption will be issued in the name of the Holder thereof upon cancellation of the original Security. Notices of redemption may be subject to the satisfaction of one or more conditions precedent to the extent so indicated for a particular Series of Securities by a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02; otherwise, a notice of redemption may not be conditional. Subject to the satisfaction of any conditions precedent to such redemption (to the extent so indicated for a particular Series of Securities by a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02), Securities called for redemption become irrevocably due on the date fixed for redemption at the applicable Redemption Price, plus accrued and unpaid interest to, but not including, the Redemption Date. On and after the Redemption Date, unless the Company defaults in paying the applicable Redemption Price, interest ceases to accrue or accrete on Securities or portions of them called for redemption. If a redemption is subject to the satisfaction of one or more conditions precedent (to the extent so indicated for a particular Series of Securities by a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02), the Redemption Date may be delayed by the Company until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed. In such case, references herein to “Redemption Date” mean the original Redemption Date or the Redemption Date so delayed.
SECTION 3.03. Notice of Redemption. At least 10 days but not more than 60 days (provided that such period may be longer in the case of a redemption in connection with a Legal Defeasance, Covenant Defeasance or satisfaction and discharge pursuant to Article Eight) before a Redemption Date, the Company shall send or cause to be sent, by first class mail (or, in the case of any Global Securities, electronically through the customary procedures of the Depositary), a notice of redemption to each Holder whose Securities are to be redeemed at its registered address. The notice shall identify the Series of Securities, and the principal amount of Securities of such Series, to be redeemed and shall state:
(1)    the Redemption Date;

(2)    the Redemption Price or the calculation of the Redemption Price, in each case, including interest accrued and unpaid to the date fixed for redemption;
(3)    if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;
(4)    the name and address of the Paying Agent;
(5)    that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
(6)    any conditions precedent to such redemption and, that in the Company’s discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date the notice of redemption was sent) as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed, or such notice may be rescinded at any time in the Company’s sole discretion if in the good faith judgement of the Company any or all of such conditions will not be satisfied;
(7)    that, unless the Company defaults in paying such Redemption Price, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;
(8)    the paragraph of the Securities and/or provision of this Indenture or any supplemental indenture pursuant to which the Securities called for redemption are being redeemed;
(9)    the CUSIP number and “ISIN,” if any, printed on the Securities being redeemed; and
(10)    that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN, if any, contained in such notice or printed on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.
At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least five days prior to the date that notice is to be given (or such shorter notice as may be acceptable to the Trustee), an Officer’s Certificate pursuant to Section 2.02 requesting that the Trustee give such notice and setting forth the information to be stated in such notice as required by this Section 3.03.
SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is sent in accordance with Section 3.03 hereof, subject to the satisfaction of any conditions precedent to such redemption, Securities called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price plus accrued and unpaid interest to, but not including, the Redemption Date. Any redemption may, in the Company’s discretion, be subject to satisfaction of one or more conditions precedent, and, in the Company’s discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date the notice of redemption was sent) as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed, or such notice may be rescinded at any time in the Company’s sole discretion if in the good faith judgement of the Company any or all of such conditions will not be satisfied.
Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. On or before 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and accrued interest on, all Securities to be redeemed on that date, other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation. The Trustee or the Paying Agent shall as promptly as practicable return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest on, all Securities to be redeemed. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust. In addition, if any money deposited with the Trustee or with the Paying Agent, or held by the Company, in respect of any redemption of Securities remains unclaimed for two years after the applicable Redemption Date, such money shall be handled in accordance with Section 8.06.
If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Securities or the portions of the Securities called for redemption. If a Security is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such Regular Record Date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities.
SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and, upon the Company’s written request, the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.
SECTION 3.07. Sinking Fund. Unless otherwise indicated for a particular Series of Securities by a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02, the Securities will not have the benefit of any sinking fund.
ARTICLE FOUR.
COVENANTS
SECTION 4.01. Payment of Securities. The Company covenants and agrees for the benefit of the Holders of each Series of Securities that it will duly and punctually make all payments of principal of, premium, if any, on and interest, if any, on the Securities of such Series on the dates and in the manner provided in such Series of Securities and this Indenture. Such payments shall be considered made on the date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to make all payments of principal of, premium, if any, on and interest, if any, then due on the Securities of such Series.
SECTION 4.02. SEC Reports. Unless otherwise indicated for a particular Series of Securities by a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02, the Company agrees to file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and of the information, documents, and other reports, if any, that it is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to TIA § 314. All required information, documents and other reports referred to in this Section 4.02 shall be deemed filed with the Trustee at the time such information, documents and other reports are publicly filed with the SEC, provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been so filed.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
SECTION 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer’s Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.04. Further Instruments and Acts. The Company shall execute and deliver to the Trustee such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
SECTION 4.05. Existence. Subject to Article Five hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:
(1)    its existence in accordance with its organizational documents (as the same may be amended from time to time); and
(2)    the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.
SECTION 4.06. Calculation of Original Issue Discount. If any Series of Securities is issued as Original Issue Discount Securities, the Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities of such Series as of the end of such year and (ii) such other specific information relating to such original issue discount with respect to the Securities of such Series as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.
SECTION 4.07. Maintenance of Office or Agency. The Company shall maintain an office or agency (which may be an office of the Trustee, an affiliate of the Trustee or Registrar) where the Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Company also may from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
Unless otherwise indicated for a particular Series of Securities by a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02, with respect to any Global Security, the Corporate Trust Office for the Trustee shall be the place of payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the procedures of the Depositary for such Global Security shall be deemed to have been effected at the place of payment for such Global Security in accordance with the provisions of this Indenture.
Unless otherwise indicated for a particular Series of Securities by a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02, the Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.06 hereof.
ARTICLE FIVE.
SUCCESSOR COMPANIES
SECTION 5.01. Merger, Consolidation or Sale of Assets of the Company. Unless otherwise indicated for a particular Series of Securities by a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02, the Company shall not merge, consolidate or amalgamate with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its property in one transaction or series of related transactions unless:

(a)    the Company shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;
(b)    the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in the form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all Securities of all Series then outstanding, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;
(c)    immediately before and immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default shall have occurred and be continuing; and
(d)    the Company shall deliver, or cause to be delivered, to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 5.01 and that all conditions precedent in this Indenture relating to such transaction have been complied with.
For the purposes of this Section 5.01, the sale, transfer, assignment, lease, conveyance or other disposition of all the property of one or more Subsidiaries of the Company, which property, if held by the Company instead of such Subsidiaries, would constitute all or substantially all the property of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all the property of the Company.
SECTION 5.02. Merger, Consolidation or Sale of Assets of Guarantors. If a particular Series of Securities is a Guaranteed Series of Securities, as indicated in a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02 establishing such Series of Securities, this Section 5.02 shall apply to each Guarantor of such Guaranteed Series of Securities.
Unless the Guarantee of the applicable Guarantor is permitted to be released in connection with such transaction pursuant to Section 10.04, such Guarantor shall not merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its property in any one transaction or series of related transactions unless:
(1)    such Guarantor shall be the surviving person (the “Surviving Guarantor”) or the Surviving Guarantor (if other than such Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, limited partnership or limited liability company organized and existing under the laws of the U.S., any State thereof or the District of Columbia;
(2)    the Surviving Guarantor (if other than such Guarantor) expressly assumes, by supplemental indenture in the form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Guarantor, such Guarantor’s guarantee of the due and punctual payment of the principal of, and premium, if any, and interest on, all the Securities outstanding, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by such Guarantor;
(3)    immediately before and immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default shall have occurred and be continuing; and
(4)    the Company shall deliver, or cause to be delivered, to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 5.02 and that all conditions precedent in this Indenture relating to such transaction have been complied with.

SECTION 5.03. Surviving Person Substituted. (a) In case of any such consolidation, amalgamation, merger, sale, conveyance, assignment, transfer, lease or other disposition and upon the assumption by the successor entity, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the due and punctual payment of the principal of, premium, if any, and interest on all of the Securities of each Series then outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture or established with respect to such Securities of Series then outstanding pursuant to Section 2.02 to be performed by the Company or a Guarantor, as the case may be, such successor entity shall succeed to and be substituted for and may exercise every right and power of the Company or a Guarantor, as the case may be, with respect to each Series of Securities then outstanding under this Indenture, with the same effect as if it had been named as the Company or a Guarantor, as the case may be, herein, and thereupon the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Securities.
(b)    In case of any such consolidation, amalgamation, merger, sale, conveyance, assignment, transfer, lease or other disposition such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.
(c)    Notwithstanding the provisions of this Article Five, (i) any Subsidiary may merge, consolidate or amalgamate with or into or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its property to the Company or another Subsidiary (or, with respect to any Guaranteed Series of Securities, another Guarantor) and (ii) the Company may merge with an Affiliate incorporated solely for the purpose of and with the sole effect of reincorporating or reorganizing the Company in another state of the United States.
ARTICLE SIX.
DEFAULTS AND REMEDIES
SECTION 6.01. Events of Default. Unless otherwise indicated for a particular Series of Securities by a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02, each of the following constitutes an “Event of Default” with respect to a Series of Securities:
(1)    Default in the payment of principal of or premium, if any, on any Security of such Series when due at its Maturity, upon optional redemption, upon required repurchase or otherwise;
(2)    Default in the payment of interest when due on the Securities of such Series within 30 days of when such amount becomes due and payable;
(3)    the Company fails to comply with any of its covenants or agreements in the Securities of such Series or this Indenture with respect to such Series of Securities (other than a covenant or agreement that does not apply to such Series of Securities, or a failure that is subject to the foregoing clauses (1) or (2)) and such failure to cure (or obtain a waiver of) such default continues for 90 consecutive days after receipt by the Company of written notice of the Default by the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of such Series then outstanding, which notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”;
(4)    the Company or, in the case of any Guaranteed Series of Securities only, any Guarantor of such Guaranteed Series of Securities that constitutes a Significant Subsidiary (or group of Guarantors that together constitute a Significant Subsidiary), pursuant to or within the meaning of any Bankruptcy Law:
(A)    commences a voluntary case;
(B)    consents to the entry of an order for relief against it in an involuntary case;
(C)    consents to the appointment of a Custodian of it or for all or substantially all of its property; or
(D)    makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;
(5)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)    is for relief against the Company or, in the case of any Guaranteed Series of Securities, any Guarantor of such Guaranteed Series of Securities that constitutes a Significant Subsidiary (or group of Guarantors that together constitute a Significant Subsidiary), in an involuntary case;
(B)    appoints a Custodian of the Company or, in the case of any Guaranteed Series of Securities, any Guarantor of such Guaranteed Series of Securities that constitutes a Significant Subsidiary (or group of Guarantors that together constitute a Significant Subsidiary), or for all or substantially all of its property; or
(C)    orders the winding up or liquidation of the Company or, in the case of any Guaranteed Series of Securities, any Guarantor of such Guaranteed Series of Securities that constitutes a Significant Subsidiary (or group of Guarantors that together constitute a Significant Subsidiary);
or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 consecutive days;
(6)    in the case of any Guaranteed Series of Securities, except as permitted pursuant to Section 10.04, any Guarantee of a Guarantor of such Guaranteed Series of Securities that constitutes a Significant Subsidiary (or group of Guarantors that together constitute a Significant Subsidiary) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or, in the case of any Guaranteed Series of Securities, any Guarantor of such Guaranteed Series of Securities that constitutes a Significant Subsidiary (or group of Guarantors that together constitute a Significant Subsidiary), or any person acting on its behalf, should deny or disaffirm its obligations under its Guarantee; or
(7)    any other event of default described as may be specified in the applicable supplemental indenture with respect to such Series of Securities.
The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
The term “Custodian” means, for the purposes of this Article Six, any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice or the lapse of time or both would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.
SECTION 6.02. Acceleration. (a) If an Event of Default with respect to any Series of Securities at the time outstanding (other than an Event of Default specified in Section 6.01(4) or (5) with respect to the Company or, in the case of a Guaranteed Series of Securities, any Guarantor) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Securities of such Series by notice to the Company in writing (and to the Trustee, if given by Holders of the Securities of such Series) specifying the Event of Default, may declare the principal amount of, premium, if any, and accrued and unpaid interest to, but not including, the date of acceleration on all the Securities of such Series to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. If an Event of Default specified in Section 6.01(4) or (5) with respect to the Company or, in the case of a Guaranteed Series of Securities, any Guarantor occurs, the principal amount of, premium, if any, and accrued and unpaid interest to, but not including, the date of such Event of Default on all the Securities of such Series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Securities of such Series.

(b)    At any time after the principal of the Securities of a Series shall have been so declared due and payable (or shall have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Holders of a majority in aggregate principal amount of the Securities of such Series then outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences, and waive such Event of Default, if any and all Events of Default under this Indenture with respect to such Series of Securities, other than the nonpayment of accelerated principal, premium, if any, or interest, if any, on Securities of such Series that shall not have become due by their terms, shall have been cured or waived as provided in Section 6.04. No such rescission shall extend to any subsequent Default or amend any contractual right consequent thereto.
SECTION 6.03. Other Remedies. If an Event of Default with respect to any Series of Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of, premium, if any, and accrued and unpaid interest on the Securities of such Series or to enforce the performance of any provision of such Series of Securities or this Indenture.
The Trustee may institute and maintain a suit or legal proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any contractual right or remedy set forth in this Indenture accruing upon an Event of Default with respect to any Series of Securities shall not amend such contractual right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities of any Series by written notice to the Trustee may waive an existing Default with respect to such Series of Securities and its consequences except a continuing Default in the payment of the principal amount of, premium, if any, and accrued and unpaid interest on a Security of such Series. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or amend any contractual right consequent thereto. For the avoidance of doubt, subject to Section 6.02 hereof and this Section 6.04, the Holders of a majority in aggregate principal amount of the then outstanding Securities of a Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, with respect to such Series of Securities.
SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the then outstanding Securities of a Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities of such Series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder of the Securities of such Series or that would subject the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnity reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.
SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of the principal amount of, premium, if any, and accrued and unpaid interest on a Security of a Series when due, as provided in Section 6.07, no Holder of a Security of any Series may pursue any remedy with respect to this Indenture or the Securities of such Series unless:
(1)    the Holder previously gave the Trustee written notice stating that an Event of Default with respect to such Series of Securities is continuing;
(2)    the Holders of at least 25% in aggregate principal amount of the outstanding Securities of such Series make a written request to the Trustee to pursue the remedy;
(3)    such Holder or Holders of the Securities of such Series offer to the Trustee security or indemnity reasonably satisfactory to it to the Trustee against any loss, liability or expense;
(4)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)    the Holders of a majority in aggregate principal amount of the outstanding Securities of such Series do not give the Trustee a written direction inconsistent with the request during such 60-day period.
It is understood and intended and expressly covenanted by the taker and holder of every Security, with every other taker and holder with the Trustee that a Holder of Securities of any Series may not use this Indenture to prejudice the rights of another Holder of the Securities of such Series or to obtain a preference or priority over another Holder of the Securities of such Series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the contractual right of any Holder to receive payment of the principal amount of, premium, if any, and accrued and unpaid interest on the Securities held by such Holder, on or after their Maturity, or to bring suit for the enforcement of any such payment on or after their Maturity, shall not be amended without the consent of such Holder.
SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing with respect to a Series of Securities, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest, if any, then due and owing on the Securities of such Series (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.
SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.
SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article Six with respect to the Securities of a Series, it shall pay out the money or property in the following order:
FIRST: to the Trustee for amounts due under Section 7.07;
SECOND: to Holders of the Securities of such Series for amounts due and unpaid on the Securities of such Series for the principal amount of, premium, if any, and accrued and unpaid interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for the principal amount of, premium, if any, and accrued and unpaid interest, respectively; and
THIRD: to the Company or to such party as a court of competent jurisdiction shall direct, including, for any Guaranteed Series of Securities, any Guarantor of such Series.
The Trustee may fix a record date and payment date for any payment to Holders of a Series of Securities pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall send by first class mail (or, in the case of any Global Securities, electronically through the customary procedures of the Depositary) to each Holder of such Series of Securities and the Company a notice that states the record date, the payment date and amount to be paid.
SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing, by any party litigant in the suit, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the then outstanding Securities of any Series.

SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Company nor, in the case of any Guaranteed Series of Securities, any Guarantor (to the extent the Company or such Guarantor may lawfully do so) shall at any time insist upon, plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE SEVEN.
TRUSTEE
SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing with respect to any Series of Securities, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
(b)    Except during the continuance of an Event of Default with respect to such Series of Securities:
(1)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of such Series, as modified or supplemented by a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate pursuant to Section 2.02 and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)    in the absence of bad faith on its part, the Trustee may, with respect to the Securities of such Series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(1)    this paragraph does not limit the effect of paragraph (b) of this Section;
(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with any remedy available to the Trustee, or by exercising any trust or power conferred upon the Trustee under this Indenture, or with a direction received by it pursuant to Section 6.05.
(d)    Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
(e)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
(f)    Money held in trust by the Trustee need not be segregated from funds except to the extent required by law.

(g)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(h)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.
SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.
(c)    The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
(e)    The Trustee may consult with counsel of its choice, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities, shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(f)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
(g)    The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to any Series of Securities unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities of such Series and this Indenture. Except for a Default under Section 6.01(1) or (2) hereof, the Trustee shall not be charged with actual knowledge of any Event of Default or Default with respect to a Series of Securities unless the Trustee is notified in writing of such Default or Event of Default by the Company or the Holders of at least 25% in the aggregate principal amount of all Securities of such Series then outstanding.
(h)    The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
(i)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.
(j)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(k)    The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(l)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(m)    The Trustee may request that the Company deliver a certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(n)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(o)    The Trustee may earn compensation in the form of short-term interest (“float”) on items like uncashed distribution checks (from the date issued until the date cashed), funds that the Trustee is directed not to invest, deposits awaiting investment direction or received too late to be invested overnight in previously directed investments.
SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Paying Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities of any Series, it shall not be accountable for the Company’s use of the proceeds from the Securities of any Series, and it shall not be responsible for any statement of the Company in this Indenture, in the Securities of any Series, or in any document executed in connection with the sale of the Securities of any Series, other than those set forth in the Trustee’s certificate of authentication.
SECTION 7.05. Notice of Defaults. If a Default with respect to any Series of Securities occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall send by first class mail (or, in the case of any Global Securities, electronically through the customary procedures of the Depositary) to each Holder of the Securities of such Series notice of the Default within 90 days after it occurs. The Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders of the Securities of such Series.
SECTION 7.06. Reports by Trustee to Holder. If required by § 313(a) of the TIA within 60 days after each April 15 following the date of initial issuance of Securities under this Indenture, for so long as Securities remain outstanding, the Trustee shall send by first class mail (or, in the case of any Global Securities, electronically through the customary procedures of the Depositary) to each Holder a brief report dated as of such reporting date that complies with § 313(a) of the TIA. The Trustee shall also comply with § 313(b) of the TIA.
A copy of each report at the time of its sending to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.
SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services (including, if necessary, compensation for extraordinary services) as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify each of the Trustee and any predecessor Trustee against any and all loss, liability, damage, claim (whether asserted by the Company, a Guarantor, if any, any Holder or any other Person) or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the administration of this trust and the performance of its duties hereunder or in connection with enforcing the provisions of this Section 7.07; provided that the Company need not reimburse any expense or indemnify against any loss, liability, damage, claim or expense incurred by an indemnified party through such party’s own negligence or willful misconduct . The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal of and interest and any additional payments on the Securities of such Series.
When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(4) or (5) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law. The Company’s payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture or the resignation or removal of the Trustee.
SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time with respect to any Series of Securities by so notifying the Company. The Holders of a majority in principal amount of the Securities of a Series may remove the Trustee with respect to such Series of Securities and may appoint a successor Trustee with respect to such Series of Securities by so notifying the Trustee and the Company in writing not less than 30 days prior to the effective date of such removal. The Company shall remove the Trustee if:
(a)    the Trustee fails to comply with Section 7.10;
(b)    the Trustee is adjudged bankrupt or insolvent;
(c)    a receiver or other public officer takes charge of the Trustee or its property; or
(d)    the Trustee otherwise becomes incapable of acting.
If, with respect to one or more Series of Securities, the Trustee resigns, is removed by the Company or is removed by the Holders of a majority in principal amount of the Securities of such Series and such Holders do not reasonably promptly appoint a successor Trustee or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee with respect to such Series of Securities. In the event that two or more Persons are acting as Trustee with respect to different Series of Securities under this Indenture, each of the Trustees will be a Trustee of a trust separate and apart from the trust administered by any other Trustee.
A successor Trustee with respect to a Series of Securities shall deliver a written acceptance of its appointment to the retiring Trustee of such Series of Securities and to the Company. Thereupon the resignation or removal of the retiring Trustee with respect to such Series of Securities shall become effective, and the successor Trustee with respect to such Series of Securities shall have all the rights, powers and duties of the Trustee under this Indenture, and thereupon the duties and obligations of the predecessor with respect to such Series of Securities shall cease and terminate. The successor Trustee with respect to a Series of Securities shall send by first class mail (or, in the case of any Global Securities, electronically through the customary procedures of the Depositary) a notice of its succession to Holders of the Securities of such Series. The retiring Trustee with respect to such Series of Securities shall promptly, upon the payment of the fees and expenses owed to the retiring Trustee, transfer all property held by it as Trustee to the successor Trustee with respect to such Series of Securities, subject to the lien provided for in Section 7.07.
If a successor Trustee with respect to a Series of Securities does not take office within 60 days after the retiring Trustee with respect to such Series of Securities resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities of such Series may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to such Series of Securities.
If the Trustee fails to comply with Section 7.10, any Holder of the Securities of any Series may petition any court of competent jurisdiction for the removal of the Trustee with respect to such Series of Securities and the appointment of a successor Trustee with respect to such Series of Securities.
Notwithstanding the replacement of the Trustee with respect to any Series of Securities pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee with respect to such Series of Securities.
SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities of any Series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and if at that time any of the Securities of any Series shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.
SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). Any Trustee which acquires a conflicting interest (as defined under TIA § 310(b)) must eliminate such interest or resign. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or has been removed shall be subject to TIA § 311(a) to the extent indicated.
ARTICLE EIGHT.
LEGAL DEFEASANCE, COVENANT DEFEASANCE AND SATISFACTION AND DISCHARGE
SECTION 8.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Securities of any Series upon compliance with the conditions set forth below in this Article Eight.
SECTION 8.02. Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02 with respect to a Series of Securities, the Company and the Guarantors (if any) of such Series of Securities shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Securities of such Series and all Guarantees (if any) of such Series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire debt represented by the outstanding Securities of such Series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under the Securities of such Series and this Indenture with respect to such Series of Securities, including obligations of the Guarantors, if any (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder with respect to such Series of Securities:
(a)    the Company’s obligations with respect to the Securities of such Series under Sections 2.06, 2.07, 2.08, 2.09 and 2.10;
(b)    the rights, powers, trusts, duties and immunities of the Trustee of such Series of Securities hereunder and the Company’s obligations in connection therewith under Article Two and Article Seven (including, but not limited to, the rights of the Trustee and the duties of the Company under Section 7.07, which shall survive despite the satisfaction in full of all obligations hereunder); and
(c)    Sections 8.01, 8.02, 8.05, 8.06 and 8.07.
If the Company exercises its option under this Section 8.02 with respect to one or more Series of Securities, payment of such Series of Securities may not be accelerated. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 with respect to any Series of Securities notwithstanding the prior exercise of its option under Section 8.03 hereof with respect to any Series of Securities.

SECTION 8.03. Covenant Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to any Series of Securities, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released (a) from its obligations under the covenants contained in Section 4.02 and Section 4.05, and any covenants provided pursuant to clause (r) of Section 2.02 or added pursuant to Section 9.01, and Section 5.01 and Section 5.02 of this Indenture and (b) from the operation of Section 6.01(3) of this Indenture with respect to such covenants, and any Events of Default provided pursuant to clause (q) of Section 2.02 or added pursuant to Section 9.01, the bankruptcy provisions in Sections 6.01(4) and Section 6.01(5) of this Indenture with respect to any Guarantors of such Series and Section 6.01(7) (and such Sections shall not constitute an Event of Default with respect to the Securities) of this Indenture, as applicable to such Series (hereinafter, “Covenant Defeasance”), and the Securities of such Series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of the Securities of such Series (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of such Series and any Guarantees (if any) of such Series of Securities, the Company and the Guarantors, if any, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof with respect to such Series of Securities, but, except as specified above, the remainder of this Indenture and the Securities of such Series shall be unaffected thereby.
SECTION 8.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Securities of any Series:
In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a Series of Securities:
(1)    the Company must irrevocably deposit in trust with the Trustee money or U.S. Government Obligations or a combination thereof for the payment of principal of and interest on the Securities of such Series to the Stated Maturity or redemption, as the case may be, of such Securities, as will be sufficient (based on a certificate, report or opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants in the United States in the case of U.S. Government Obligations) to pay principal and interest when due on all the Securities of such Series to the Stated Maturity or redemption, as the case may be, of such Series;
(2)    no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit (other than, if applicable, a Default or Event of Default with respect to the Securities of such Series resulting from the borrowing of funds and any funds related thereto to be applied to such deposit and any similar and substantially concurrent deposit relating to other indebtedness and the granting of liens in connection therewith);
(3)    such Legal Defeasance or Covenant Defeasance does not constitute a default under any material agreement (other than this Indenture) binding on the Company (other than, if applicable, a default resulting from the borrowing of funds and any funds related thereto to be applied to such deposit and any similar and substantially concurrent deposit relating to other indebtedness and the granting of liens in connection therewith);
(4)    in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been provided by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities of such Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(5)    in case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and
(6)    the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Legal Defeasance or Covenant Defeasance, as applicable, relating to the Securities of such Series as contemplated by this Article Eight have been complied with.
SECTION 8.05. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and noncallable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 or Section 8.08 hereof in respect of the outstanding Securities of any Series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities of such Series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of the Securities of such Series of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or noncallable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of such Series.
Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or noncallable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, based on a certificate, report or opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants in the United States delivered to the Trustee (which may be the certificate, report or opinion under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance with respect to the applicable Series of Securities.
SECTION 8.06. Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or, if then held by the Company, shall be discharged from such trust; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
SECTION 8.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any Dollars or noncallable U.S. Government Obligations in accordance with Section 8.02, 8.03 or 8.08 hereof, as the case may be, with respect to a Series of Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of such Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02, 8.03 or 8.08 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02, 8.03 or 8.08 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Securities to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.08. Satisfaction and Discharge of Indenture. If at any time: (a) the Company shall have delivered to the Trustee for cancellation all Securities of a Series theretofore authenticated (other than any Securities of such Series that shall have been mutilated, lost, destroyed or stolen and that shall have been replaced or paid as provided in Section 2.10 and Securities of such Series for whose payment money and/or U.S. Government Obligations have theretofore been deposited in trust or segregated and held in trust by the Company and thereupon repaid to the Company or discharged from such trust, as provided in Section 8.06); or (b) any Securities of any Series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption, and the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in United States Dollars, noncallable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient to pay at Maturity or upon redemption all Securities of such Series not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and interest due or to become due on the Securities of such Series to such Maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder with respect to the Securities of such Series by the Company, and shall have delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate, each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture with respect to the Securities of such Series have been complied with, then this Indenture shall thereupon cease to be of further effect with respect to the Securities of such Series and any Guarantees of the Securities of such Series except for:
(a)    in the case of clause (b) above, the Company’s obligations with respect to the Securities of such Series under Sections 2.06, 2.07, 2.08, 2.09 and 2.10;
(b)    the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith (including, but not limited to, the rights of the Trustee and the duties of the Company under Section 7.07, which shall survive despite the satisfaction in full of all obligations hereunder); and
(c)    Sections 8.05, 8.06, 8.07 and 8.08,
each of which shall survive until the Securities of such Series have been paid in full (thereafter, the Company’s obligations in Section 7.07 only shall survive).
Upon the Company’s exercise of this Section 8.08, the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to such Series of Securities.
ARTICLE NINE.
AMENDMENTS
SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities of any Series without the consent of any Holder:
(a)    to evidence the succession of another Person to the Company or any Guarantor pursuant to Article Five and the assumption by such successor of the Company’s or such Guarantor’s covenants, agreements and obligations in this Indenture and in the Securities;
(b)    to establish the forms or terms of the Securities of any Series;
(c)    to provide for the issuance of additional Securities of any Series, subject to any limitations set forth in the terms of such Series;
(d)    to add Guarantees or security with respect to the Securities of any Series or confirm and evidence the release, termination or discharge of any Guarantee or security interest in accordance with this Indenture;
(e)    to comply with the requirements of the SEC in connection with the qualification and maintenance of qualification under the TIA and comply with the rules of any applicable securities depositary;

(f)    to conform the text of this Indenture or the Securities of any Series or any Guarantees to any description of the Indenture, the Securities or any Guarantees contained in the prospectus or any prospectus supplement and/or free writing prospectus relating to the offer and sale of the Securities of any Series;
(g)    to surrender any right or power conferred upon the Company or any Guarantor by this Indenture, to add to the covenants of the Company or any Guarantor such further covenants, restrictions, conditions or provisions for the protection of the Holders of the Securities of any Series as the Board of Directors of the Company shall consider to be for the protection of the Holders of the Securities of such Series, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a Default or an Event of Default under this Indenture with respect to the Securities of any Series; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other Defaults, may provide for an immediate enforcement upon such Default, may limit the remedies available to the Trustee upon such Default or may limit the right of Holders of a majority in aggregate principal amount of the Securities of such Series to waive such default;
(h)    to cure any ambiguity, omission, defect or inconsistency or correct or supplement any provision contained in this Indenture, in any supplemental indenture or in any Securities that may be defective or inconsistent with any other provision contained therein or in any applicable prospectus, prospectus supplement and/or freewriting prospectus or offering document with respect to such Series of Securities;
(i)    to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not materially adversely affect the interests of any Holders of the Securities of such Series;
(j)    to add or to change any of the provisions of this Indenture to provide that Securities of such Series in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium, if any, with respect to Securities in registered form or of principal, premium, if any, or interest with respect to Securities in bearer form, or to permit Securities in registered form to be exchanged for Securities in bearer form, so as to not adversely affect the interests of the Holders or any coupons of the Securities in any material respect or permit or facilitate the issuance of Securities in uncertificated form;
(k)    to make any change not otherwise specified in this Section 9.01 that does not adversely affect the rights of any Holder in any material respect;
(l)    to add to, change, or eliminate any of the provisions of this Indenture with respect to the Securities, so long as any such addition, change or elimination not otherwise permitted under this Indenture shall (A) neither apply to the Securities created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Securities with respect to the benefit of such provision or (B) become effective only when there are no such Securities outstanding;
(m)    to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture by more than one Trustee; or
(n)    to establish the form or terms of the Securities and coupons pursuant to Article Two.
SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities) affected by such amendment. However, without the consent of each Holder affected, an amendment may not:
(1)    reduce the percentage of principal amount of the Securities whose Holders must consent to an amendment, modification, supplement or waiver;
(2)    reduce the rate of or extend the time for payment of interest on the Securities;

(3)    reduce the principal amount of or change the Stated Maturity of any Security;
(4)    reduce the Redemption Price of any Security or add redemption provisions to any Security;
(5)    make any Security payable in money other than that stated in this Indenture or the Security;
(6)    if the Securities are guaranteed by any Guarantor, other than in accordance with this Indenture, eliminate any existing Guarantee of such Securities; or
(7)    amend the contractual right to receive, and to institute suit for the enforcement of, any payment with respect to the Securities.
It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment under this Section becomes effective, the Company shall send or cause to be sent, by first class mail (or, in the case of any Global Securities, electronically through the customary procedures of the Depositary), to all affected Holders a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
SECTION 9.03. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.
SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Company or the Trustee and (ii) such amendment or waiver has been executed by the Company and the Trustee.
The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of the Securities, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.
SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article Nine if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall receive indemnity reasonably satisfactory to it and (subject to Section 7.02) shall receive, and be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders, ratably, that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
ARTICLE TEN.
GUARANTEES
This Article Ten shall apply only to a Series of Securities that is indicated in a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02 as having Guarantees and only for so long as, and to the extent of, such Guarantees.
SECTION 10.01. Guarantee. Subject to the provisions of this Article Ten, each Guarantor in respect of any Securities of a Guaranteed Series of Securities hereby jointly and severally unconditionally guarantees (subject to Section 10.04), on a senior unsecured basis, to each Holder of a Security of such Series authenticated and delivered by the Trustee and to the Trustee and its successors, irrespective of (i) the validity and enforceability of this Indenture, the Securities of such Series or the obligations of the Company or any other Guarantors to the Holders of the Securities of such Series or the Trustee hereunder or thereunder or (ii) the absence of any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or default of a Guarantor, that: (a) the principal of, premium, if any, interest and defaulted interest with respect to the Securities of such Series shall be duly and punctually paid in full when due, whether at Maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest or defaulted interest with respect to the Securities of such Series and all other obligations of the Company or any Guarantor to the Holders of the Securities of such Series or the Trustee hereunder or thereunder and all other obligations under this Indenture with respect to the Securities of such Series shall be promptly paid in full or performed, all in accordance with the terms of this Indenture and thereof and (b) in case of any extension of time of payment or renewal of any Securities of such Series or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders of the Securities of such Series, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities of such Series shall constitute an event of default under the Guarantee, and shall entitle the Holders of the Securities of such Series or the Trustee to accelerate the obligations of the Guarantors of the Securities of such Series hereunder in the same manner and to the same extent as the obligations of the Company.
Each Guarantor, by execution of this Indenture or supplemental indenture in substantially the form of Exhibit B hereto, as applicable, waives the benefit of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that such Guarantee shall not be discharged except by complete performance of the obligations contained in this Indenture and such Guarantee. The Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder of any Securities of a Guaranteed Series of Securities, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of the Securities of such Series and the Trustee, on the other hand, (a) subject to this Article Ten, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of this Indenture for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (b) in the event of any acceleration of such obligations as provided in Article Six of this Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of such Guarantee.

The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities of a Guaranteed Series of Securities are pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities of such Series, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities of such Series shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
No shareholder, partner, manager, member, director, officer, employee, agent or incorporator, past, present or future, of any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such partner, manager, member shareholder, director, officer, employee, agent or incorporator.
SECTION 10.02. Limitation of Guarantee. The obligations of each Guarantor are limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.
SECTION 10.03. Waiver of Subrogation. Each Guarantor, by execution of this Indenture or a supplemental indenture in substantially the form of Exhibit B hereto, waives to the extent permitted by law any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of the Securities of a Guaranteed Series of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities of such Series shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities of such Series, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities of such Series, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor, by execution of this Indenture, shall acknowledge that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.03 is knowingly made in contemplation of such benefits.
SECTION 10.04. Release of Guarantee. Any Guarantee shall be automatically and unconditionally released: (i) upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock or other interests of such Guarantor (other than to the Company or any Affiliate of the Company); or (ii) upon the sale or disposition of all or substantially all the property of such Guarantor (other than to any Affiliate of the Company other than another Guarantor). A Guarantee also shall be released with respect to a Guaranteed Series of Securities as provided in the Board Resolution, supplemental indenture or Officer’s Certificate establishing such Series pursuant to Section 2.02. Any Guarantee, with respect to a Guaranteed Series of Securities, also will be released if the Company exercises its Legal Defeasance or its Covenant Defeasance option with respect to such Series as set forth in Article Eight, or if the Company’s obligations under this Indenture with respect to such Series are discharged as set forth in Section 8.08. The Company will give written notice as promptly as practicable to the Trustee of the automatic release of any Guarantee pursuant to this Section 10.04. At the Company’s written request, the Trustee will execute and deliver any documents, instructions or instruments evidencing any such release.

ARTICLE ELEVEN.
MISCELLANEOUS
SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.
SECTION 11.02. Notices. Any notice or communication shall be in writing (including facsimile and PDF transmission) and delivered in person or sent by first class mail (or, in the case of any Global Securities, electronically through the customary procedures of the Depositary) addressed as follows:
If to the Company or any Guarantor:
Playboy, Inc.
10960 Wilshire Blvd., Suite 200
Los Angeles, California 90024
Phone Number: (310) 424-1800
Attention: General Counsel
If to the Trustee:
CSC Delaware Trust Company
251 Little Falls Drive
Wilmington, DE 19808
Attn: Corporate Trust Services
Email: Lici.Zhu@delawaretrust.com; Jordan.Gardner@cscglobal.com; USTrustAgency@delawaretrust.com

The Company, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.
SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
(1)    an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
(1)    a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)    a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
SECTION 11.06. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
(c)    The ownership of bearer securities may be proved by the production of such bearer securities or by a certificate executed by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the bearer securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such bearer securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any bearer security continues until (i) another such certificate or affidavit bearing a later date issued in respect of the same bearer security is produced, (ii) such bearer security is produced to the Trustee by some other Person, (iii) such bearer security is surrendered in exchange for a registered security or (iv) such bearer security is no longer outstanding. The ownership of bearer securities may also be proved in any other manner which the Trustee deems sufficient.
(d)    The ownership of registered securities shall be proved by the register maintained by the Registrar.
(e)    Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of a Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such a Security.

(f)    If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
(g)    The Depositary, as a Holder, may appoint agents and otherwise authorize Participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.
SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
SECTION 11.08. Governing Law.
THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE GUARANTORS, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 11.09. No Recourse Against Others. No shareholder, partner, manager, member, director, officer, employee, agent or incorporator, as such, of the Company or any Guarantor, shall have any liability for any obligations of the Company under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security (including the Guarantees), each Holder shall waive and release all such liability. This waiver and release shall be part of the consideration for the issuance of the Securities.
SECTION 11.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 11.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy of the Indenture is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
SECTION 11.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
SECTION 11.13. Severability. If any provision in this Indenture is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of the Indenture as a whole.
SECTION 11.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, pandemics, epidemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.15. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.
SECTION 11.16. Electronic Transactions. The parties hereto agree that the transaction described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.
ARTICLE TWELVE.
SUBORDINATION
This Article Twelve shall apply only to a Series of Securities that is indicated in a Board Resolution, supplemental indenture or Officer’s Certificate pursuant to Section 2.02 as being Subordinated Securities and only for so long as, and to the extent of, such Subordinated Securities.
SECTION 12.01. Agreement to Subordinate. The Company covenants and agrees, and each Holder of Subordinated Securities of any Series by such Holder’s acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest, if any, on, and mandatory sinking fund payments, if any, in respect of each and all of the Subordinated Securities of such Series shall be expressly subordinated, to the extent and in the manner provided in the Subordination Provisions established with respect to the Subordinated Securities of such Series pursuant to clause (x) of Section 2.02 hereof, in right of payment to the prior payment in full of all Senior Debt with respect to such Series.
SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company upon a total or partial liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:
(a)    the holders of Senior Debt will be entitled to receive payment in full in cash, or such payment shall be duly provided for the satisfaction of the holders of the Senior Debt, before the Holders of the Subordinated Securities are entitled to receive any payment of principal of or interest on the Subordinated Securities, except that Holders of the Subordinated Securities may receive and retain shares of stock and any debt securities that are subordinated to the Senior Debt to at least the same extent as the Subordinated Securities; and (b) until the Senior Debt is paid in full in cash, or such payment shall be duly provided for the satisfaction of the holders of the Senior Debt, any distribution (other than distributions specified in clause (a) above that may be retained by Holders of the Subordinated Securities) to which Holders of the Subordinated Securities would be entitled but for this Article Twelve will be made to holders of the Senior Debt as their interests may appear.
SECTION 12.03. Effect of Legal Defeasance, Covenant Defeasance or Satisfaction and Discharge on Subordination Provisions. Unless otherwise expressly established pursuant to Section 2.02 with respect to the Subordinated Securities of any Series, the provisions of Section 12.01 hereof, insofar as they pertain to the Subordinated Securities of such Series, and the Subordination Provisions established pursuant to clause (x) of Section 2.02 with respect to such Series, are hereby expressly made subject to the provisions for legal defeasance, covenant defeasance and satisfaction and discharge set forth in Article Eight hereof and, anything to the contrary notwithstanding, upon the effectiveness of legal defeasance, covenant defeasance or satisfaction and discharge pursuant to Article Eight with respect to the Securities of such Series, such Securities shall thereupon cease to be so subordinated and shall no longer be subject to the provisions of Section 12.01 or the Subordination Provisions established pursuant to clause (x) of Section 2.02 with respect to such Series and, without limitation to the foregoing, all moneys, U.S. Government Obligations and other securities or property deposited with the Trustee (or other qualifying trustee) in trust in connection with such legal defeasance, covenant defeasance or satisfaction and discharge, as the case may be, and all proceeds therefrom may be applied to pay the principal of, premium, if any, and interest, if any, on, and mandatory sinking fund payments, if any, with respect to the Securities of such Series as and when the same shall become due and payable notwithstanding the provisions of Section 12.01 or the Subordination Provisions.

SECTION 12.04. Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Subordinated Securities. Failure to give such notice shall not affect the subordination of the Securities to Senior Debt. Notwithstanding the provisions of this or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Subordinated Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Responsible Officer of the Trustee shall not have received, at least two Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose, the notice with respect to such money provided for in this Section 12.04, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.
The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.
SECTION 12.05. Trustee Not Fiduciary For Holders of Senior Debt. The Trustee shall not be deemed to owe any duty to the holders of Senior Debt and, subject to the provisions of Section 7.01, shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Subordinated Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article Twelve or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.
SECTION 12.06. Rights of Trustee as Holder of Senior Debt; Preservation of Trustee’s Rights. The Trustee or any Authenticating Agent in its individual capacity shall be entitled to all the rights set forth in this Article Twelve with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee or any Authenticating Agent of any of its rights as such holder.
Nothing in this Article Twelve shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

PLAYBOY, INC.

By:
Name:
Title:
[Indenture - Signature Page]

CSC DELAWARE TRUST COMPANY, as Trustee

By:
Name:
Title:
[Indenture - Signature Page]

Exhibit A
[see attached]

[FORM OF FACE OF SECURITY]
[Global Securities Legend]
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK OR A NOMINEE OF DTC, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[__] % [Title of Securities] due [__]
CUSIP:
ISIN:
No.	$
PLAYBOY, INC. promises to pay to CEDE & CO. or registered assigns, the principal sum: $[__] ( [__]MILLION DOLLARS AND NO CENTS), as such amount may be increased or decreased as set forth in the Schedule of Increase or Decrease in Principal Amount of Global Security attached hereto, on            .
Interest Payment Dates: and , commencing on            .
Record Dates: and            .
Additional provisions of this Security are set forth on the other side of this Security.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

PLAYBOY, INC.

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.
Date of authentication:

CSC Delaware Trust Company, as Trustee

By
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]
PLAYBOY, INC. [__]% [Title of Securities] due [__]
1. Indenture
This Security is one of a duly authorized issue of Securities of the Company, designated as its [__]% [Title of Securities] due [__] (herein called the “Securities”), issued and to be issued under an indenture, dated as of (herein called the “Indenture”), between PLAYBOY, INC., a Delaware corporation (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), and CSC Delaware Trust Company, as trustee (the “Trustee”), to which the Indenture and all indentures supplemental thereto, Board Resolutions and Officer’s Certificates relevant to the Securities reference is hereby made for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. Capitalized terms used but not defined in this Security shall have the meanings ascribed to them in the Indenture.
Each Security is subject to, and qualified by, all such terms as set forth in the Indenture, certain of which are summarized herein, and each Holder of a Security is referred to the corresponding provisions of the Indenture for a complete statement of such terms. To the extent that there is any inconsistency between the summary provisions set forth in the Securities and the Indenture, the provisions of the Indenture shall govern.
2. Interest
The Company promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on and of each year, commencing . Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from . Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
3. Paying Agent, Registrar and Service Agent
Initially, the Trustee will act as Paying Agent, registrar and service agent. The Company may appoint and change any Paying Agent, registrar or co-registrar and service agent without notice. The Company or any of its Subsidiaries may act as Paying Agent, registrar, co-registrar or service agent.
4. Defaults and Remedies; Waiver
If an Event of Default with respect to any Securities at the time outstanding (other than an Event of Default specified in Section 6.01(4) or (5) of the Indenture with respect to the Company or, in the case of a Guaranteed Series of Securities, any Guarantor) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Securities by notice to the Company in writing (and to the Trustee, if given by Holders of the Securities) specifying the Event of Default, may declare the principal amount of, premium, if any, and accrued and unpaid interest to, but not including, the date of acceleration on all the Securities to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. If an Event of Default specified in Section 6.01(4) or (5) of the Indenture with respect to the Company or, in the case of a Guaranteed Series of Securities, any Guarantor occurs, the principal amount of, premium, if any, and accrued and unpaid interest to, but not including, the date of such Event of Default on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Securities.

At any time after the principal of the Securities shall have been so declared due and payable (or shall have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences, and waive such Event of Default, if any and all Events of Default under the Indenture with respect to the Securities, other than the nonpayment of accelerated principal, premium, if any, or interest, if any, on Securities that shall not have become due by their terms, shall have been cured or waived as provided in Section 6.04 of the Indenture. No such rescission shall extend to any subsequent Default or amend any contractual right consequent thereto.
The Holders of a majority in principal amount of the Securities by written notice to the Trustee may waive an existing Default with respect to the Securities and its consequences except a continuing Default in the payment of the principal amount of, premium, if any, and accrued and unpaid interest on a Security. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or amend any contractual right consequent thereto. For the avoidance of doubt, subject to this paragraph and Section 6.02 of the Indenture, the Holders of a majority in aggregate principal amount of the then outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, with respect to the Securities.
Holders of the Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, or subject to Section 7.01 of the Indenture, that the Trustee determines is unduly prejudicial to the rights of any other Holder of the Securities or that would subject the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnity reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.
5. Amendment
The Indenture permits, with certain exceptions as therein provided, the amendment of the Indenture or this Security and the modification of the rights and obligations of the Company or any Guarantor, if any, and the rights of the Holders of the Securities under the Indenture at any time by the Company or any Guarantor, if any, and the Trustee without notice to any Holder but with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities) affected thereby. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities by written notice to the Trustee to waive an existing Default with respect to the Securities and its consequences except a continuing Default in the payment of the principal amount of, premium, if any, and accrued and unpaid interest on a Security. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security.
6. Obligations Absolute
No reference herein to the Indenture and no provision of this Security or of the Indenture shall amend the contractual obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, or interest on this Security at the place, at the respective times, at the rate and in the coin or currency herein prescribed.
7. [Sinking Fund
The Securities will not have the benefit of any sinking fund.]

8. Denominations; Transfer; Exchange
The Securities are issuable in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. When Securities are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities, the Registrar shall register the transfer or make the exchange in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any registration or exchange of Securities.
The Company and the Registrar shall not be required (a) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the sending of a notice of redemption of Securities selected for redemption and ending at the close of business on the day of such sending or (b) to register the transfer or exchange of Securities selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.
9. Further Issues
The Company may from time to time, without the consent of the Holders of the Securities and in accordance with the Indenture, provide for the issuance of additional Securities.
10. [Optional Redemption
The Securities may be redeemed at the Company’s option, upon notice as set forth in the Indenture, in whole at any time or in part from time to time, on the terms set forth in the Indenture.]
11. Persons Deemed Owners
The ownership of Securities shall be proved by the register maintained by the Registrar.
12. No Recourse Against Others
No shareholder, partner, manager, member, director, officer, employee, agent or incorporator, as such, of any Company [or any Guarantor] shall have any liability for any obligations of the Company under the Securities or the Indenture [or a Guarantor under its Guarantee] or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. This waiver and release shall be part of the consideration for the issuance of the Securities.
13. Discharge and Defeasance
Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture with respect to the Securities if the Company deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Securities to redemption or Maturity, as the case may be.
14. Unclaimed Money
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or, if then held by the Company, shall be discharged from such trust. Thereafter the Holder of such Security shall look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

15. [Guarantee
The payment by the Company of the principal of, and premium, if any, and interest on, the Securities is guaranteed on a joint and several basis by each of the Guarantors to the extent set forth in the Indenture.]
16. Trustee Dealings with the Company
Subject to certain limitations imposed by the TIA, the Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Paying Agent may do the same with like rights.
17. Abbreviations
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
18. CUSIP Numbers
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

ASSIGNMENT FORM
For value received hereby sell(s), assign(s) and transfer(s) unto (please insert social security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)
Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

Signature
Guarantee

INCREASES OR DECREASES IN PRINCIPAL
AMOUNT OF GLOBAL SECURITY
The initial principal amount of this Global Security is $ . The following increases or decreases in this Global Security have been made:

Date of Increase or Decrease	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Remaining Principal Amount of this Global Security Following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian

EXHIBIT B
[see attached]

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
Supplemental Indenture (this “Supplemental Indenture”), dated as of ______________, among ______________ (the “Subsidiary Guarantor”), a subsidiary of Playboy, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company and CSC Delaware Trust Company, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of [__], (the “Indenture”), providing for the issuance of [__]% [Title of Security] due [__] (the “Securities”);
WHEREAS, this Indenture provides that under certain circumstances the Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall unconditionally guarantee (subject to Section 10.04 of the Indenture) all of the Company’s Obligations under the Securities and the Indenture on the terms and conditions set forth herein (the “Security Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. Agreement to Guarantee. The Subsidiary Guarantor hereby agrees as follows:
(a) Along with all Subsidiary Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that:
(i) the principal of, premium, if any, interest and defaulted interest with respect to the Securities shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest or defaulted interest with respect to the Securities and all other obligations of the Company or any Subsidiary Guarantor to the Holders of the Securities or the Trustee hereunder or thereunder and all other obligations under the Indenture with respect to the Securities shall be promptly paid in full or performed, all in accordance with the terms of this Indenture and thereof; and
(ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders of the Securities, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately..

(b) The obligations of the Subsidiary Guarantor hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
(c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.
(d) This Security Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and the Indenture, and the Subsidiary Guarantor accepts all obligations of a Guarantor under this Indenture.
(e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Security Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(f) The Subsidiary Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
(g) As between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Security Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Security Guarantee.
(h) The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.
(i) Pursuant to Section 10.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Security Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Security Guarantee will not constitute a fraudulent transfer or conveyance.
(j) This Security Guarantee is a guarantee of payment and not of collection.
3. Execution and Delivery. Each Subsidiary Guarantor agrees that the Security Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Security Guarantee.

4. Merger, Consolidation or Sale of Assets of Subsidiary Guarantor. Unless the Subsidiary Guarantee of the applicable Subsidiary Guarantor is permitted to be released in connection with such transaction pursuant to Section 10.04 of the Indenture, such Subsidiary Guarantor shall not merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its property in any one transaction or series of related transactions unless:
(a) such Subsidiary Guarantor shall be the surviving person (the “Surviving Guarantor”) or the Surviving Guarantor (if other than such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, limited partnership or limited liability company organized and existing under the laws of the U.S., any State thereof or the District of Columbia;
(b) the Surviving Guarantor (if other than such Subsidiary Guarantor) expressly assumes, by supplemental indenture in the form of Exhibit B to the Indenture, executed and delivered to the Trustee by such Surviving Guarantor, such Subsidiary Guarantor’s guarantee of the due and punctual payment of the principal of, and premium, if any, and interest on, all the Securities outstanding, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor;
(c) immediately before and immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default shall have occurred and be continuing; and
(d) the Company shall deliver, or cause to be delivered, to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with Section 5.02 of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been complied with.
Notwithstanding the provisions of Section 5.02 of the Indenture, any Subsidiary may merge, consolidate or amalgamate with or into or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its property to the Company or a Subsidiary Guarantor.
5. Releases. Any Subsidiary Guarantee executed pursuant to Section 4.09 of the Indenture (including, without limitation, any Subsidiary Guarantee of the Securities issued as of the Issue Date), shall be automatically and unconditionally released upon the release of the guarantee or the obligation that resulted in Section 4.09 of the Indenture becoming applicable (other than by reason of payment under such guarantee) without any action required on the part of the Trustee or any Holder of the Securities upon such Subsidiary Guarantor ceasing to guarantee or be an obligor with respect to the Revolving Credit Facility or a guarantor or obligor under any other Credit Facility Debt or Capital Markets Debt of the Company or any of the Subsidiary Guarantors. In addition, any Subsidiary Guarantee of the Indenture shall be automatically and unconditionally released upon: (i) upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock or other interests of such Subsidiary Guarantor (other than to the Company or any Affiliate of the Company); or (ii) upon the sale or disposition of all or substantially all the property of such Subsidiary Guarantor (other than to any Affiliate of the Company other than another Subsidiary Guarantor); provided, however, that, in each case, after giving effect to such transaction, such Subsidiary is no longer liable for any guarantee or other obligations in respect of any Credit Facility Debt or Capital Markets Debt of the Company or any of its Subsidiaries. Any Subsidiary Guarantee also will be released if the Company exercises its legal defeasance or its covenant defeasance option as set forth in Article Eight of the Indenture, or if the Company’s obligations under the Indenture are discharged as set forth in Section 8.08 of the Indenture. The Company will give prompt written notice to the Trustee of the automatic release of any Subsidiary Guarantee pursuant to Section 10.04 of the Indenture. At the Company’s request, the Trustee will execute and deliver any documents, instructions or instruments evidencing any such release.

6. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, EACH GUARANTEEING SUBSIDIARY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.
8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsidiary Guarantor and the Company.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[Guaranteeing Subsidiary]

By:
Name:
Title:

Playboy, Inc.

By:
Name:
Title:

CSC Delaware Trust Company, as Trustee

By:
Authorized Signatory